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


The following is a transcript of the press and investor conference call conducted on April 2, 2006 by Lucent Technologies Inc. and Alcatel relating to the proposed merger of Lucent Technologies Inc. and Alcatel:


P R E S E N T A T I O N

OPERATOR

Ladies and gentlemen, thank you for standing by. Welcome to the Alcatel-Lucent conference call. At this time all participants are in a listen-only mode. Later we will conduct a question and answer session; instructions will be given at that time. (OPERATOR INSTRUCTIONS) As a reminder this conference is being recorded and webcasted.

I would now like to turn the conference over to our hosts, Serge Tchuruk and Pat Russo. Please go ahead.

________________________________________________________________________________

PASCAL BANTEGNIE - ALCATEL - IR

Thank you. This is Pascal Bantegnie speaking. Good morning, good afternoon and good evening to everyone. Thank you for joining the call on such short notice. Today, Alcatel and Lucent Technologies announced that they have entered into a definitive merger agreement to create the first fully global communications solutions provider.

I am very pleased to have with me today to discuss the merger Serge Tchuruk, Alcatel's Chairman and CEO, and Patricia Russo, Lucent Technologies' Chairman and CEO. We will begin with Serge and Patricia providing an overview of the merger and then we will open the call for your questions.

If anyone has not yet seen a copy of the announcement the press release is available on both the Alcatel and Lucent websites. Before we begin let me remind everyone that this conference call is open to both the media and financial analysts and we are also providing a simultaneous webcast of the call for the public. The replay of the call will be available on both Companies' websites today. The CDF version of the slides that we are video streaming along with this call has also been posted to both websites for your reference. I also want to remind you that today's remarks contain statements regarding the proposed transaction between Alcatel and Lucent Technologies and that these statements considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. We can offer no guarantee of future performances or of the expected timetable for completion of this transaction. For a complete list and description of risk and uncertainties I would like to refer you to the Safe Harbor statement at the beginning of the slide presentation and all publicly filed documents from both companies with the SEC.

Now at this point I would like to turn over the call to Serge, who will start the presentation, and he will then hand over to Patricia Russo.

________________________________________________________________________________

SERGE TCHURUK - ALCATEL - CHAIRMAN, CEO

Good afternoon or good morning to some of you. Pat, can you hear me all right?

________________________________________________________________________________

PAT RUSSO - LUCENT TECHNOLOGIES - CHAIRMAN, CEO

Yes, I can.

________________________________________________________________________________

SERGE TCHURUK - ALCATEL - CHAIRMAN, CEO

Okay. Very good. I am frankly very proud and I am sure Pat is to today announce what is likely to be a major event in our industry. Sometime a few hours ago or not so long ago actually the boards of the two companies have unanimously approved a merger

________________________________________________________________________________
between our two companies. To form what is not less than the world's leading communications solutions provider. So I would like to in my opening remarks to briefly try to give my answers to three questions. Why merge, why now, and why Alcatel and Lucent.

Let me try on the first one, why emerge? There are today two essential keys for success in today's very competitive market. The first key to be amongst the best in the capability to innovate in products but not only in products also solutions and service. The second key to be amongst the best in the lowest cost, at the lowest cost player; in other words the market is so competitive that even if you have the first key and you don't have the second key, you cannot open the door. To get those keys working obviously scale and size can help and a combination of two very large players which individually have already gone a long way in meeting those two criteria can be a formidable winner.

Now, the second question is, why now. Now seems to be the optimal time because this combination gives both companies distinct time to market advantage in a market that is changing significantly. This is the first tier 1 combination in equipment suppliers which gives us a great start. Scale and speed to market have become even more critical as the communications landscape changes rapidly due to competition, consolidation and complexity, three industry forces that now make this combination a logical course for both companies.

The third question and next slide if I may, why Alcatel and Lucent? To be frank that is not a new idea at least for me. I will simply remind that five years ago we went a very long way to get this done and the discussion broke out in the last minutes I would say, so I don't know if Rene Chard by any chance is listening to the call, but if he does I would remind him of this time and send him my warmest regards. So why Alcatel and Lucent?

Because you know this is really creating the first true global communications solutions provider; very deep customer relationships as you can see on this slide with nearly every major service provider throughout the world, a lot of industry-leading R&D platforms, complete ability to offer integrated end-to-end solutions and not so many players today can offer end-to-end solutions. Alcatel and Lucent can both and obviously a combination can do more. A leader in converged networks. I would say that even if we come from two say continents, I always felt that Alcatel and Lucent shared a common vision and innovation culture which should enable successful execution. In other words our people understand each other very well, actually, when they talk to each other.

The third thing the geographic fit is absolutely exceptional. I am sure Pat will talk about that in more detail, but you know it is roughly one-third U.S. and Canada, one-third Europe and one-third of the rest of the world including Asia. One could hardly dream any better.

The fourth thing it so happens and that is not again a discovery, that bringing together the two companies can achieve significant synergies and should therefore contribute and enhance the financial position of the two companies. We have estimated that something like EUR1.4 billion in annual pretax cost synergies within three years can be achieved with a substantial majority expected to be achieved in the first two years post closing. So NPV at about 10 to 12 billion actually.

The combined revenues of the two companies are going to be about 21 billion or 25 billion of US$ with cash in around 10 billion. The combination will yield the EPS accretive in the first year post-closing with synergies excluding restructuring charges and amortization of intangible assets. This sounds to me as a strategic feat is exceptional -- the right time, the right solution, the right Company, and we are convinced it goes a long way enhancing shareholder value.

Going now to the next slide a few short words about what the transaction is. First of all the combined market gap of the two companies amount to approximately EUR30 billion or 36 billion US$. The transaction will be a stock for stock merger which is going to be structured as a tax-free exchange of Alcatel ADSs for Lucent shares. Upon completion of the merger Alcatel shareholders will own approximately 60% of the combined Company and Lucent shareholders will own approximately 40% of the combined Company which reflects difference in the capitalization of the company. In legal terms this is structured as a reverse triangular merger after which Lucent will become a subsidiary of Alcatel and Lucent shareowners will receive a tax-free exchange of Alcatel ADS or ADSs for Lucent shares. By the way these structures are common in mergers of this size and most mergers involving U.S. public companies are done this way. The merger will have to go through the regulatory approval process and we expect the closing should take place between 6 and 12 months from now. Regulatory approvals are required from the European Union Commission, the U.S. A. Anti-Trust Authorities and the Exxon-Florio Act.

Now some additional words on what the Company is going to look like. The new Company given the process which we are adopting is going to be incorporated in France with executive offices in Paris. The new Company name will be determined at a later date. The North American operations will be based in New Jersey where Global Bell Labs are headquartered and will remain headquartered. The leadership will be nonexecutive chairman myself; and CEO Patricia Russo, will be based in Paris. There is going to be an international board including 14 members. Six will be Alcatel's current directors, some of Alcatel's current directors I should say including myself, six will be some of Lucent's current directors including Pat Russo and two new independent European directors will be mutually agreed upon. We are really trying to leverage the best of the two companies.

Now some additional words if I may on the next slide just to complete the broad picture. If I look at adding up some of the numbers, I am frankly quite impressed myself -- I should not say it -- by what comes out of it. We are without any doubt and much beyond anyone else the number one worldwide in wireline at a time where its market picks up again due to IPT and many other things, network transformations. We are the number two in worldwide mobility and we are also the number two in worldwide services. If I look at wireline everybody knows our combined strength in DSL which reached close to 40% market share. We are big players in optics and we are by far the number one in optics, number one in multiservice one; number three in IPS routing and they like. The wireless, pout will talk routing and the like. The wireless, Pat will talk more about it, but overall our marketshare will amount with all standards to something around 18% and we are going to be the number two in this market with a lot of strength. CDMA strength of Lucent, our big strength in the emerging world and we can talk more about this. Services, our sales are going to be 4.1 or 5 billion US$ in combined revenues across the number of applications.

So the picture is really I believe quite compelling; our '05 revenues amount to EUR25 billion, 25 billion US$. We are present in nearly any major carrier throughout the world. We are a leader in IPTV, NGN IMS and 3G spectrum, and we are in a unique position in service integration. One word about our customers, who our customers are, I am not going to go through the list, but as I said there's practically no customer, large or small, not being reached by either Alcatel or Lucent.

Now for our customers, what does this thing? I believe the benefits for our customers are quite compelling. What do our customers want? They want us to be both global and local, which seems a bit paradoxical but that is the way things are. As to being global we have a comprehensive R&D portfolio which leverages, among other things, Bell Labs excellence with 26,000 R&D engineers and 25,000 active patents. We are a leading end-to-end communications solutions integrator. We are a leader in major areas defining the next generation network and Pat will certainly say much more about this. We are a local partner in every region and there's not one single country in the world where there is not a significant presence today of either us or Lucent. And obviously this is going to be a long-term strategic partnership.

Now in conclusion, I believe that the combination of Alcatel and Lucent will provide the right answers to the key issues. We are the answers to the ongoing consolidation of the global service providers. We are the answer to the increasing network complexity as convergence requires breadth of products and depth of services expertise. We are the answer for the service providers requiring a long-term reliable partner as major network transformation just begins. We are the answer to the demanding needs for large R&D investment required to maintain leadership for us and our customers. So in a nutshell, scale and scope will further enhance our competitiveness and I am very convinced about that. So I would like to give the floor to Pat. Pat?

________________________________________________________________________________

PAT RUSSO - LUCENT TECHNOLOGIES - CHAIRMAN, CEO

Thank you very much. Good morning, good afternoon and good evening to everyone. This is certainly a very exciting day for all of us at Lucent Technologies with our partners at Alcatel. This is my view and Serge has said it very well, a truly compelling combination at a time in the industry where consolidation, competition and complexity are driving a set of needs that this combined company will be better able to meet, we believe, than any of our competitors.

Let me proceed here and talk a little bit about the two companies with a common vision. We share -- I think it is important because as Serge said, we know each other well. We have worked together and side-by-side and also competitively in the industry. But dating back five years these are two companies who know each other fairly well and we share a common vision of where networks are going and what the expertise is that is required to get them there. We share a common and deep understanding of what our customers require and we both share a combined culture of technical excellence and a passion for innovation. And I look forward to leveraging that passion into extending our leadership in the global market.

We bring together a pace and breadth and depth of talent it is unparalleled in the industry and as Serge noted we have geographic, a portfolio and a customer fit that is really quite complementary. We have a shared vision and a uniquely complementary fit to the combination of these companies.

Moving on, just to punctuate a point that Serge made about the leadership that we have in the key and relevant areas that are important to how networks will evolve with respect to the next generation of technologies, and the ability to deliver new converged services on behalf of our customers. If you look at what is happening in the market, clearly the areas that you see on the next chart point to the areas that we believe are most relevant to win in the arena of next generation networks. And certainly the combination of our companies provides leadership in each of these areas. In the fixed and mobile broadband access area, number one in DSL, number two overall in mobility. I would point out that our combined CMA and UMTS businesses would make us number one in the third generation spectrum technology base which as you know is the fastest-growing mobility segment.

In optics, microwave, clear leadership in the traditional transport technologies, but also very well positioned to help our customers integrate new Ethernet solutions and number one in microwave thanks to Alcatel's industry-leading point-to-point solutions, which are really very well-suited for quick and economic deployments of new legs of the network. In the converged core, and the converged edge area we would be both number one in both multiservice wide area networks as well as IMS. And in the integration and services area we have the capabilities as you can see on the chart, across many sets of skills that really come together to create for us the number one position in network transformations services. So the real point here is that in the areas that we believe are relevant to where the growth will be the combined Company will be either number one or number two in each of these areas.

Moving on I talked about the strong position that the combined companies will have in mobility. We will be the leader in terms of innovation, expertise, deployment services and network migration as well as pure volume. Lucent as you may know is the global leader in 3G CDMA -- with a 48% global market share and strong relations around the world. Alcatel is very well positioned for 3G UMTS migration, strong presence with its GSM base and in a number of the growing markets around the world. So both companies will have strong positions in large footprints in 2G and 3G networks, and we look forward to leveraging those as third generation technologies take hold around the world.

Additionally both companies would be very well positioned for 3G services in China, including relationships with China Unicom and China Mobile, and we are both working with carriers in China as they prepare for the 3G license and implementation of those technologies. Lastly, a strong footprint in IMS and Access.

Moving on, I think there's no question that another clear differentiator for the combined companies is our strength in what is known as the triple play of voice, video and data. Together we will be the most experienced company in terms of its capability with more than 40 projects underway around the world including 20 commercial networks. We see the opportunity with our combined capabilities to really leverage and end-to-end service capability by linking what is happening in the Access network into the next generation IMS core and enabling exciting and creative new services for our customers.

We also enjoy together a very wide ecosystem of partners as a result of the relationships that both Lucent and Alcatel have established in the industry. I spoke to -- moving to the next chart -- I spoke to our capability in the services and support arena there is no question in our mind that as the complexity of these networks continues to intensify our customers' needs for integration, migration, professional services, consulting services and that kind of help is growing. We bring together a deep and broad capability here and see from this space a significant opportunity to be able to grow. As Serge noted the combined services business for EUR4 billion or 5 billion U.S. dollars. They really span not only the traditional service arena which has been and will continue to be important, but also new service areas, consulting and professional services, as well as hosted applications and services associated with those, which will allow for us to leverage our next generation in IMS positions. And lastly, we've developed a distinct multivendor capability that will enable us to better deliver complex end-to-end support for our customers.

The last area I'll focus on is to really talk about a leading position in IMS and the network transformation associated with that. As Serge noted, our industry is at the beginning of a major technology transformation through an all IT network characterized as IP multimedia subsystems or IMS. The combined companies bring to this proposition a set of capabilities in the wireline, the mobile and the enterprise arena that we believe give us greatest stability to integrate and leverage our technical expertise, our technologies, our portfolios to really help our customers create the next generation of converged lifestyle, personalized services that we believe will help them grow their business. So I think this is an area where, as we go forward, the strength of both companies against an industry that is at the beginning of a major transformation bodes very well for our position in the market, as well as our ability to grow.

Moving on to cover a little bit about the geographic balance and Serge noted this, this is truly a global company. If you look at the geographic balance it could not be more perfect, quite frankly, when you look at where the spending is in the industry. In 2005 about half of Alcatel's business came from Europe, about 66% of Lucent's business came from North America. If you look at the combined companies and the calendar year 2005 revenues, what you see is about one-third, one-third and one-third across North America, Europe and then one-third split between the Asia Pacific regions, the Middle East and Africa, and the Caribbean and Latin America regions. So a compelling geographic balance, and I would argue the best geographic balance in the industry.

Moving  on,  the  combined  companies  have  clearly  an  industry-leading   R&D
capability. When you look at the number of developers and engineers we have around the world combined, we would be 26,000 plus strong with respect to the engineering resources and the collective brainpower of those people. From a patent standpoint, we would have 25,000 active patents in our patent portfolio. And combined an R&D investment capacity of EUR2.4 billion or 2.9 billion of R&D. So just a tremendous wealth of talent, assets and technical depth that will be at the foundation of this combined Company.

I know there has been some speculation about how to handle any work that is done for the U.S. government or for the French government and I would say that we intend to form a separate U.S., independent U.S. subsidiary. Certain contracts with the U.S. government agencies. This subsidiary would be separately managed by a board which will be composed of three U.S. citizens which will be acceptable to the government. This is a structure that is routinely used to protect certain government programs in the course of mergers that involve non U.S. parties. And with regard to Thales, the combined company will remain the industrial partner of Thales and a key stakeholder alongside the French state, directors to the Thales board who are nominated by the combined company would be European Union citizens. And Serge Tchuruk or a French director or a French corporate executive of the combined Company would be the principal liaison. So we have prepared structurally and from an oversight standpoint, we have cared for the unique needs of any work that is being done that is sensitive for either the U.S. or the French government.

Let me say a few words about the compelling nature of the cost synergies. As we said earlier, we would expect to achieve about EUR1.4 billion or 1.7 billion U.S. dollars in annual pretax cost synergies. We would expect to achieve these within three years with a substantial majority achieved in the first two years. The net present value of these cost synergies is expected to be EUR10 billion or 12 billion US. We have through the teams that have worked together, mutually identified the synergy opportunities and would expect to capture them by the integration and rationalization across a number of areas cited on this chart, corporate functions, our supply chain and procurement practices, any overlap with respect to sales and marketing and the light. As well as, we'd also expect to find some synergies with respect to common platforms, consolidating facilities and those sorts of things.

The next chart really tries to lay out the anticipated timing of these synergies and as I noted earlier, we would expect a significant majority of those to be achieved in the first two years. A lot of work has already been done, there is clearly a lot more work to be done as integration planning proceeds, but this is a compelling set of synergies that are tangible and have been mutually identified and agreed to between the companies.

We have not included in the synergies that we've noted any synergies resulting from potential revenue upside and do believe, however, that there are opportunities as a result of cross selling that could be done in certain product areas as noted on this chart. Our portfolios in many ways are complementary and so we see opportunities to incorporate one another's products into a total solution. And as well there is complementarity geographically and from a customer standpoint so we would expect to capture some pull-through revenue synergies as a result of that. But as I have said, those are not factored into the synergy analysis that has been presented here, but you can rest assured we will be aggressively going after those.

A few more words about restructuring. We would expect as a result of the work that has been done that we would see a reduction in the range of about 10% of our worldwide work force. We are very sensitive to obviously, the concerns of the employees of both companies. We expect to take a fair and balanced approach as we manage our way through this. We would expect that we would experience EUR1.4 billion or 1.7 million US dollars in new cash restructuring charges associated with the restructuring that we anticipate being done. And again, as I said, we would expect a substantial majority of the restructuring to be completed within the first 24 months after closing.

Let me say a few words now about Lucent's pension plans and retiree health care as this often generates questions. First of all in the area of pensions Lucent's pension plans remain very well funded under the current U.S. government guidelines. The Company has not been required to make contributions to these plans since their inception in 1996, and currently does not expect to make any contributions through September of 2007. As you can see the fair value of the plans assets is about 34 billion US dollars and the benefit obligation is at approximately 31 billion.

I noted that we don't expect to make any contributions through 2007. We also believe it is unlikely that any required contributions would have to be made before 2010 that would have any material impact on our liquidity. With respect to retiree health care, we do provide benefits for about 182,000 retirees and their dependents. We have been working with our union partners to seek some legislative changes that would increase our flexibility to use excess pension assets to help fund retiree health care. We take the interest and needs of our retirees very seriously, and we have worked hard to find the right balance between supporting those needs and what the Company has been able to afford.

Let me move along to the next chart which speaks to the enhanced financial position of the combined company. As you can see, the combined company will have a strong balance sheet and income statement. As of December 31, 2005 the combined companies had EUR9 billion in cash and 11 billion US dollars, which puts the combined Company in a net cash position of about EUR1 billion. As Serge noted, the combined revenues of the Company will be EUR21 billion, 25 billion US$ with a combined income of EUR2 billion in calendar 2005. The Company's overall debt profile will continue to be relatively long dated with more than 60% of its debt maturing on or after 2010. At the same time, the combined Company will also have substantial deferred tax assets.

So in summary and I know we've shared an awful lot with you but just to recap what Serge said, we are very excited about this combination. We see it as an opportunity to create clear competitive advantage in the marketplace. There is compelling strategic rationale for this merger. The combination of Alcatel and Lucent will create the first truly global communications solutions provider. It is a clear leader in convergence. We have a shared vision and a culture of innovation that we believe will help ease our transition and benefit both our new and existing customer. And lastly, this provides us a tremendous opportunity to achieve significant financial synergies, enhance our financial position and create significant shareowner value. So the bottom line is we believe it is the right time, it is the right combination, and the right set of solutions. Okay, so with that I will turn it back to Pascal to moderate questions.

________________________________________________________________________________

PASCAL BANTEGNIE - ALCATEL - IR

Thank you, Patricia. Stacey, if you don't mind to start the Q&A session right now, please.

________________________________________________________________________________

Q U E S T I O N S  A N D  A N S W E R S

OPERATOR

(OPERATOR INSTRUCTIONS) Jeffrey Schlesinger, UBS.

________________________________________________________________________________

JEFFREY SCHLESINGER - UBS - ANALYST

Yes. Thank you. Just a couple of financial questions and then more of a philosophical question on how you manage this transition. You mentioned the view that the deal would be accretive in the first year afterwards excluding the restructuring charges and amortization of intangibles. What do you expect the increase in the amortization of intangibles to be as a result of this deal, if any at all? And if you can also give us a sense are any of the convertibles that Lucent has today forced to convert as part of this? And is that increase included in the share count assumption that you've given as part of the exchange? And lastly on the financial side, on the cost synergies you gave us good sense on the 1.4 billion in the different areas. Could you give us a sense of how that would split down between cost of sales, SG&A and R&D? And then lastly on the more philosophical question how do you manage -- after two companies that have gone through significant restructuring over the last several years -- how do you manage the morale going into another major downsizing? As well as handle disruption and focus for the Company, obviously in what is still going to be a very competitive environment, despite obviously this added consolidation? Thank you.

________________________________________________________________________________

PAT RUSSO - LUCENT TECHNOLOGIES - CHAIRMAN, CEO

Who wants to start? Jean-Pascal or John Kritzmacher, both of our CFOs are with us. Do either one of you want to take the initial set of questions with respect to the restructuring charges?

________________________________________________________________________________

JEAN-PASCAL BEAUFRET - ALCATEL - CFO

Just commenting on the first question about the accretion power of the transaction. We let you guys calculate all the accretion powers. We are saying today that we have 1.4 billion cost synergies on year three in this transaction and all that will be factored into the current model and the market model of both companies. John, would you like to take the question about the convertible and the earnings per share and the fully diluted model we used?

________________________________________________________________________________

JOHN KRITZMACHER - LUCENT TECHNOLOGIES - CFO

With regard to the conversion features of the convertible debt that we have in the marketplace there are no triggers that would be affected by the combination of the two companies. So our conversion would be consistent with the practices that we have followed in reporting our results over the past several quarters.

With regard to the question related to the amortization of intangibles, back to Jean-Pascal's comments, it is still a bit premature for us to provide an estimate of what those amounts might be, we still have quite a bit of work to do to apply purchase accounting to the transaction. We will go through that exercise and be able to report on that some time down the road.

________________________________________________________________________________

PAT RUSSO - LUCENT TECHNOLOGIES - CHAIRMAN, CEO

Did we get all of the financial questions? Let me take a crack and maybe Serge has some comments as well to your more philosophical question. Just a couple of points I would make. I think obviously both companies, the people of both companies, have demonstrated over the past several years tremendous resolve, capacity, resiliency to manage through change. And I think if you look at both of our companies, degree of change and the magnitude of what we have all done is significant. So from a people standpoint I do believe that our people are up to the task of doing what will need to be done in order to integrate these companies, with an eye toward the future that we create for the combined Company and the opportunity to have a platform from which, as we go through the integration, a real platform from which to then grow, compete and win with all of the benefits that are associated with that.

Now having said that we are not naive about the challenges associated with the integration planning, the combination, the rationalizations that will be required. We clearly intend to have speed as our bias, with an eye toward very specific and detailed integration plans. We will want to move quickly so that we can get past and through the disruptive dimensions of this on to a level of stability that we will be all aspiring to. So I believe our people are up to the challenge, I believe with the right leadership, the right clarity of responsibility and a rigorous plan, we can in fact get this done. Serge, did you want to add anything to that?

________________________________________________________________________________

SERGE TCHURUK - ALCATEL - CHAIRMAN, CEO

Pat, just to say that I 100% share your view. Our two companies have in the past shown the capability to weather very difficult market conditions and do what was needed in terms of downsizing and the like. To be frank and to my regret having been an expert in trying to downsize and streamline I do believe that the task of achieving what is needed is feasible, with a fair and balanced approach to our people throughout the world. I am very confident we can do this.

________________________________________________________________________________

OPERATOR

Kulbinder Garcha, from Credit Suisse First Boston.

________________________________________________________________________________

KULBINDER GARCHA - CREDIT SUISSE FIRST BOSTON - ANALYST

Yes, thank you. Just a question for Pat on the restructuring side. The 1.4 billion cost reduction that you're talking about is I think more aggressive than even the most optimistic of forecasts. Can you just give us a sense of how that might split down between headcount and non headcount? Then also in terms of actually Alcatel Lucent retaining those benefits often a significant amount of cost savings pass back to customers in one form or another over time. How confident can we be that Alcatel-Lucent can preserve on to those cost savings and really drive the margins in that manner?

________________________________________________________________________________

PAT RUSSO - LUCENT TECHNOLOGIES - CHAIRMAN, CEO

First of all, I believe as we look at the restructuring and I will ask my colleagues to provide any additional color here, that if you look at the breakdown of the estimated synergies, about half is related to headcount reductions we've talked about, and the other half related to things like leveraging our procurement practices and consolidation of operations like IT and real estate and those sorts of things. So that is kind of a rough flavor of how these restructuring charges break down.

Then the second part of your question?

KULBINDER GARCHA - CREDIT SUISSE FIRST BOSTON - ANALYST

It was just with respect to cost improvements. What we see in the industry is typically a large part, then passed back to customers as part of the simplified or however those things tend to work. I'm just wondering what is the confidence you can actually retain them and they will go to Alcatel or Lucent's bottom line.

________________________________________________________________________________

FRANK D'AMELIO - LUCENT TECHNOLOGIES - COO

From my perspective -- we have and we will continue to do this -- every year we work significant, extensive cost reductions in your products. Clearly, in one way, shape or form, we pass that back to our customers. We have done that; we will continue to do that. To the extent that the efforts here assist us to do that further, we will obviously consider that going forward.

________________________________________________________________________________

KULBINDER GARCHA - CREDIT SUISSE FIRST BOSTON - ANALYST

Okay, thanks. Just one final follow-up. My math kind of suggests that if you're having some sales growth, let's say not even a great deal but actually get this $1.4 billion cost synergy, we're talking about business that should do a clean operating margin in the midteens within two to three years. I guess my question is, given the fragmented nature of standards, is that the kind of numbers we should be thinking about as a long-term margin for this business?

________________________________________________________________________________

PAT RUSSO - LUCENT TECHNOLOGIES - CHAIRMAN, CEO

Jean-Pascal, do you want to respond to that?

________________________________________________________________________________

JEAN-PASCAL BEAUFRET - ALCATEL - CFO

It is absolutely clear that the potential of increases, the margin at an operating level, is quite significant in those transactions. I would say that it will be somewhere in the 10 to 20%. I will not be more specific than that.

________________________________________________________________________________

KULBINDER GARCHA - CREDIT SUISSE FIRST BOSTON - ANALYST

Okay. Thank you, Jean-Pascal.

________________________________________________________________________________

OPERATOR

John Anthony, Cowen & Co.

________________________________________________________________________________

JOHN ANTHONY - COWEN & COMPANY - ANALYST

A couple quick questions. Given the history of mega consolidations within the technology segment as a whole, what do you plan on doing differently to avoid some of the pitfalls outside of the other acquisitions we have seen historically that haven't worked out? Secondly, along the same lines, have you put any sort of retention programs in place to keep key employees throughout both organizations? Last, is there any sort of breakup fee involved in this deal?

________________________________________________________________________________

SERGE TCHURUK - ALCATEL - CHAIRMAN, CEO

I can take the first part of the question, Pat. The good thing about this Alcatel/Lucent combination is the fact that there is not a huge overlap. I mean, there is some overlap; otherwise, we would not have cost savings. But there is not a huge overlap in the way the two companies are made up. In other words, we have carefully looked at product lines, our geographic implementation and the like, and obviously I'm not going to tell you it is very easy to rationalize, but we have a very clear view of what and how you can do it.

Again, this is based on a thorough evaluation which we have conducted. The numbers which we are quoting for synergies are completely based on rather in-depth study. Now, on the rest of the question --.

________________________________________________________________________________

PAT RUSSO - LUCENT TECHNOLOGIES - CHAIRMAN, CEO

I would add to Serge's comment about the clarity we have around the opportunities and the fact that we do not have huge overlaps. I would just say, I think when you think about how do you approach an integration, there are some principles we will be adopting that I alluded to a bit earlier, right? We will want to move with what I called prudent speed, so speed will be our bias. The clarity around accountabilities and decision-making must be clear. The integration plan must be detailed, rigorous and very tightly managed. And so the combination of what we have done going into this announcement and our philosophic thinking about how to manage the transition planning and integration team, I believe give us a very good chance for success in this endeavor.

From a retention standpoint, we will be taking the steps that we need to assure that we are keeping the people that we need in the business to help us get this done. And in terms of a breakup fee, yes, there is a breakup fee associated with this transaction of 500 million.

________________________________________________________________________________

JOHN ANTHONY - COWEN & COMPANY - ANALYST

A quick follow-up, is that $500 million to both sides? And then also a question, Pat, for you specifically. How do you weigh entering into this transaction against other choices that you had in front of you to create optimal shareholder value for Lucent shareholders? And over what time frame did you make that judgment?

________________________________________________________________________________

PAT RUSSO - LUCENT TECHNOLOGIES - CHAIRMAN, CEO

Yes, it is 500 for both sides. And, you know, I think Serge said it well when he kicked off this session. As any company, and certainly we, evaluate strategic options, you look at what you're trying to achieve long-term and what possible partners are available, what is the fit, both product, geographic, cultural, technical capabilities. And just as five years ago, there were very extensive negotiations. We believe this is absolutely the best combination for us, given the complementarity of all of the things that we described and the ability to create tremendous shareowner value. Next question.

________________________________________________________________________________

OPERATOR

Stefan Formier with BSM Radio Station.

________________________________________________________________________________

STEFAN FORMIER - BSM RADIO STATION - ANALYST

Is it possible to get a few words in French from Mr. Tchuruk for the French radio? Mr. Tchuruk?

________________________________________________________________________________

SERGE TCHURUK - ALCATEL - CHAIRMAN, CEO

(French)

________________________________________________________________________________

STEFAN FORMIER - BSM RADIO STATION - ANALYST

(French)

________________________________________________________________________________

SERGE TCHURUK - ALCATEL - CHAIRMAN, CEO

(French)

________________________________________________________________________________

STEFAN FORMIER - BSM RADIO STATION - ANALYST

(French)

________________________________________________________________________________

SERGE TCHURUK - ALCATEL - CHAIRMAN, CEO

(French)

________________________________________________________________________________

STEFAN FORMIER - BSM RADIO STATION - ANALYST

(French)

________________________________________________________________________________

SERGE TCHURUK - ALCATEL - CHAIRMAN, CEO

(French)

________________________________________________________________________________

STEFAN FORMIER - BSM RADIO STATION - ANALYST

(French)

________________________________________________________________________________

SERGE TCHURUK - ALCATEL - CHAIRMAN, CEO

(French)

________________________________________________________________________________

STEFAN FORMIER - BSM RADIO STATION - ANALYST

(French)

________________________________________________________________________________

OPERATOR

Tim Daubenspeck, Pacific Crest Securities.

________________________________________________________________________________

TIM  DAUBENSPECK - PACIFIC CREST SECURITIES - ANALYST

Thank you very much. Two questions. The first question, I think for a lot of Alcatel investors would like to feel comfortable about Michael Quigley's role going forward here. I know he has been named the COO, but the confidence level that Mike was going to stay and be an integral part of this combined entity, we would like some reassurance there.

And then the second thing, just on the two European board members. Can you just clarify what you mean by European there and kind of are these going to be previous Alcatel board members who come back? Can you just give us a little more color what you might mean by the two European board members? Thank you.
________________________________________________________________________________

MICHAEL QUIGLEY - ALCATEL - COO

Tim, let me address the first part. It is Michael Quigley here. You can be 110% confident that I am 120% committed to this venture. Frankly, to me, it has been the absolute right fit, as both Pat and Serge have said. We have looked very closely at what this does, principally for our customers. Because if it does the right thing for our customers, we are going to be successful together.

And we are absolutely convinced this is the right move for our customers. We will bring the strength of both companies to bear on bringing end-to-end solutions for our customers. I won't repeat what both Serge and Pat have said about the synergies we will get, not just in cost synergies, but in our ability to bring solutions together.

I would emphasize that I have had an opportunity to get to know both Pat Russo and Frank D'Amelio very well over the course of our negotiations, and I very much look forward to working with both of them. And Frank and I in particular have quite complementary roles to play in the new organization, and I think we look forward to being a part of the team that supports Pat and Serge as we move forward.
________________________________________________________________________________

SERGE TCHURUK - ALCATEL - CHAIRMAN, CEO

On the second part, what is Europe? I leave it to more qualified people to define what is Europe. The only rationale behind this is the fact that our Board is international in nature, so the two Boards will agree to nominate two additional directors, jointly selected and agreed-upon, which will be European in nationality. Europe covers Continental Europe, UK and the list of 25 countries in the EU.
________________________________________________________________________________

TIM DAUBENSPECK - PACIFIC CREST SECURITIES - ANALYST

So it's more of a geographic representation, as opposed to a control issue on the new two directors?
________________________________________________________________________________

SERGE TCHURUK - ALCATEL - CHAIRMAN, CEO

It is a geographic representation, not [private] control.
________________________________________________________________________________

TIM DAUBENSPECK - PACIFIC CREST SECURITIES - ANALYST

Thank you very much.
________________________________________________________________________________

OPERATOR

Steve Kamman, CIBC.

STEVE KAMMAN - CIBC - ANALYST

Can you hear me?
________________________________________________________________________________

OPERATOR

We can hear you.
________________________________________________________________________________

STEVE KAMMAN - CIBC - ANALYST

My one thought as suggestions for the name is either L'Electricite de [la Ouest] or (indiscernible) or something along those lines.
________________________________________________________________________________

PAT RUSSO - LUCENT TECHNOLOGIES - CHAIRMAN,  CEO

Steve, could you just say those again?
________________________________________________________________________________

STEVE KAMMAN - CIBC - ANALYST

Electricite de la Ouest -- Western Electric, for those of you who don't speak French. And then I think it was (indiscernible).

All right. Actually, to get on to the serious question, which is in terms of -- obviously, particularly in Lucent, you have some pretty significant partnerships -- Juniper in the optic space as well. Can you just talk through how that is going to flow through as you put the two companies together, [optic] and the IT space?

And then, Pat, any understandings or thoughts in terms of succession? Obviously -- and I think that the previous question -- Mike and Frank are both very quality people; I'd hate to lose either of them. Any thoughts in terms of how that is going to work?
________________________________________________________________________________

PAT RUSSO - LUCENT TECHNOLOGIES - CHAIRMAN, CEO

Mike or Serge, feel free to jump in here. I would say, Steve, we both enjoy -- Lucent and Alcatel both enjoyed partnerships. And as you know as well as I, partnerships in this industry have been increasingly important over the last few years.

And so we value our partnerships. I think as we progress forward, we will be looking at all of those partnerships. We will try to extend and leverage those to the extent that we can, and where in fact we have to get something sorted out, we will sort it out. But I think partnerships as a matter of strategy will continue to be important for us as we go forward.

Secondly, your comment about both Mike and Frank. I will tell you I am absolutely delighted at the breadth and depth of talent that the combined companies have with respect to the management team of this company going forward. And it would be my goal and objective that we leverage the skills and the capabilities and the relationships that they have established to assure that we are successful as we bring these companies together and go forward.

And I think Mike said it well when he said he is looking very forward to working very closely with Frank, as we take on the task of integrating and combining these companies and competing even more effectively in the marketplace. Serge, anything you want to add to that?
________________________________________________________________________________

SERGE  TCHURUK - ALCATEL - CHAIRMAN, CEO

I fully support what you said. Does anyone here want to add something? No. That is fine, thank you.
________________________________________________________________________________

STEVE KAMMAN - CIBC - ANALYST

Thank you.
________________________________________________________________________________

OPERATOR

Paras Bhargava, BMO Nesbitt Burns.
________________________________________________________________________________

PARAS BHARGAVA - BMO NESBITT BURNS - ANALYST

Good day. Just a question, Pat. You gave us a lot of details on your pension issues. We have had someone from your -- who is the president of the Lucent Retirees Association, Ken Raschke, say some things. And as we look at the Series 420 transfers that are still in front of Congress, what process do you need to follow going forward to deal with both of these constituencies? And is the merger contingent on getting approval from both of these two constituencies? Thanks.
________________________________________________________________________________

PAT RUSSO - LUCENT TECHNOLOGIES - CHAIRMAN, CEO

First of all, the merger is not contingent on getting approval. We indicated some time ago that we were working with the CWA and IBEW to secure legislation that would be specific to Lucent, that would enable us to utilize 420 transfer, really expanded the 420 transfer capability, and we are continuing to work in a very collaborative way toward that end. And that, as you may know, is working its way through Congress as part of the pension legislation that is under considersation.

So we've said and continue to say, we take very seriously the relationship with our retirees. We've worked very hard to continue to maintain benefits that both recognize the contributions they have made and that are affordable, and we will continue to do that.
________________________________________________________________________________

OPERATOR
Inder Singh, Prudential.
________________________________________________________________________________

INDER SINGH - PRUDENTIAL - ANALYST

Thank you very much. I wanted to just ask a couple of questions. You have obviously looked at the cost synergies quite closely, and I do think that you have come up with a pretty compelling case in terms of the headcount as well as the process synergies you might see.

At the same time, I think you are optimistic of getting some revenue synergies. What I would like to know is, have you had a chance to talk to some of your customers, both on the Alcatel side as well as on the Lucent side, and have they said to you or suggested that by integrating the IPTV and VoIP areas, let's say, from Alcatel with sort of IMS, wireless and services from Lucent, that that puts together a compelling portfolio they are looking for, which will help you garner more marketshare?

I mean clearly, you are really putting together a very powerful sort of $25 billion company. Do you expect that you'll be able to derive some of those revenue synergies as well and what gives you that confidence? Thanks.

________________________________________________________________________________

SERGE TCHURUK - ALCATEL - CHAIRMAN, CEO

If I may, Pat, Mike will take over this question. I may add a few words. I'm sure Pat may also do. So go ahead, Mike.
________________________________________________________________________________

MICHAEL QUIGLEY - ALCATEL - COO

If I could start by saying, yes, we certainly had some discussions with some of our major customers, as you would expect us to do. And I have to say, overall, our customers are quite enthusiastic about the combined strength the two companies bring, to bring them end-to-end solutions just exactly along the lines as you talked about. If you think about the strength of the two companies, Alcatel, with what it's established in the infrastructure, routing, IPTV, and Lucent, with what has been done in IMS and NGN, we bring quite a powerful combination, which our customers see the potential of, particularly as we move more and more towards a converged world of triple play, which is video, high-speed Internet and voice and Wireline and wireless integration together. This is a complex equation for even our biggest customers to deal with.

They, I think, look forward to having a very, very strong partner who has managed and mastered all of the technologies necessary to make this happen. And as Pat emphasized, not only have all the technologies, but have the service capability and the integration capability to make this all happen.
________________________________________________________________________________

SERGE TCHURUK - ALCATEL - CHAIRMAN, CEO

If I just can add one word. I am frankly impressed by all the customers whom I have talked to recently, not about obviously this merger. But they have all indicated their desire to see our industry consolidate. And all are pushing us to participate into it. And I should say (indiscernible) because some people should say maybe the Alcatel/Lucent might be the right combination. So obviously, I could not comment on it.

But it is a bit paradoxical that customers want suppliers to merge. But customers want to have, in the long term, a partner which will be around and be strong and reliable.
________________________________________________________________________________

FRANK D'AMELIO - LUCENT  TECHNOLOGIES - COO

It's Frank. If I can just echo what Serge and Mike said. We've obviously had extensive discussions with customers as well, and really, it is not -- it is more than just -- I will call it IPTV or IMS. It is really the Wireline portfolio, the mobility portfolio, the services portfolio. The combined assets of each company into each of those areas, really, is being well-received because when you do the one plus one, you get much more than two in each of those areas.
________________________________________________________________________________

INDER SINGH - PRUDENTIAL - ANALYST

Thank you.
________________________________________________________________________________

OPERATOR

Roger  Cheng, Dow Jones.
________________________________________________________________________________

ROGER CHENG - DOW JONES - ANALYST

I just had a quick
question on the market value. I noticed it was based on Friday's closing prices. The terms are actually below what Lucent was trading at on Friday. I'm wondering how -- if you could provide more detail as to how the terms were determined.

And I guess what you can say to Lucent shareholders who are going to have to sell their stock -- or change their stock for something at lower value than it was it was on Friday.
________________________________________________________________________________

JOHN  KRITZMACHER - LUCENT TECHNOLOGIES - CFO

This is John Kritzmacher, the CFO for Lucent. The exchange ratio in our transaction, as we've said previously, the exchange ratio was intended to represent an at-market transaction. And as is typical with deals of this nature, we selected a trading interval to average out for the trading ratio; that interval preceded our final signing of an agreement by some small period of time. And the average ratio turned out at the close on Friday to be a very slight discount to Lucent holders.

You know, there is going to be some variation in the market as we trade from day to day, but at the end of the day, the variance is very minor. And in fact, it reflects some improvement in Lucent's relative value over the period of time, as news of our combination began to leak. So we would argue, given improvement in our share price over the past week, along with the normal practice of an at-market transaction, that in fact this is a very fair and equitable deal for Lucent shareholders and for Alcatel's shareholders.
________________________________________________________________________________

ROGER CHENG - DOW JONES - ANALYST

Thank you.
________________________________________________________________________________

OPERATOR

Eiji Ono,  Credit Suisse First  Boston.
________________________________________________________________________________

EIJI ONO - CREDIT SUISSE FIRST BOSTON - ANALYST

Hi, it is Eiji from Credit Suisse here. Two questions. First, some details on the Lucent pension issues. First, there is about a $5.1 billion unrecognized net loss in terms of the pension side. I'm wondering if that has to be recognized in a merger like this?

Second, if you are able to net off the pension benefits and the post-retirement obligations, it still looks like you're going to be in a net deficit of about
2.4 billion. Can you check if that is correct? If so, is that something that will have to be funded in the future and how?

A follow-up question for Jean-Pascal. You said in Kulbinder's previous question you expect margins in the 10 to 20% range to be reasonable in the future. Obviously, that is quite a large range. I just want to bring up something that we did go through with Alcatel in the past, I think in 2004, when we were talking about some of the future margin potential in cost-cutting, etc. Some of the back-of-the-envelope numbers we came out to for Alcatel potentially getting to margins of about 14 or 15%. But obviously, I think the fixed cost reductions came through, but the gross margin benefits did not. If we see a similar progression this time around, again is the 10 to 20 correct, or is it going to be more 10 to 15 or somewhere within there?

Lastly, just on the diluted shares, can we get an exact number of what the expect diluted shares to be once this transaction is done, including all the convertibles, etc., just so we can get an actual number to work off? Sorry for all those different questions, but if we can get some answers on them, I would be very appreciative. Thanks.
________________________________________________________________________________

JOHN KRITZMACHER - LUCENT TECHNOLOGIES - CFO

This is John Kritzmacher. With regard to the matter of pension assets and liabilities, we will do a reconciliation of our balances to reflect the fair value of assets and the present obligations for the liabilities. So there will be an adjustment. We have not sized that precisely, and we will not until we approach closing and work through that and other matters related to our purchase accounting.

Mark, would you like to address the matter of shares?
________________________________________________________________________________

MARK GIBBENS - LUCENT  TECHNOLOGIES - TREASURER

We will be able to come out with, in a fairly short period of time, the number of shares that would be outstanding. But as I think was mentioned earlier, this does not require the putting of the convertibles that we currently have outstanding, so you should be able to utilize, for the time being, the number of shares that we normally report on a diluted share count basis, which in each quarter roughly tends to be on the order of 5 to 5.1 billion shares outstanding from a Lucent perspective.
________________________________________________________________________________

JEAN-PASCAL BEAUFRET - ALCATEL - CFO

The pension obligation, I believe that this is true, that reporting -- the combined companies reporting under IFRS standards would probably change the way we account for pension obligations and OPEB obligations, but not in a detrimental way for the overall strong balance sheet of the combined company. This is one point.

The second point, Eiji, you mentioned the potential of margin improvement, which we had said -- which we had anticipated in 2004, at the time when the market was quite different. The market proved to be mid 2004 some tougher -- some tough in terms of competition, and we have reacted promptly to that. Both companies have reacted promptly to that and have continued their improvement in margin and their efforts in reducing their costs. We believe that basically improving the margin will come of the improved purchasing power we will get in this combination.

So the range I gave, 10 to 20%, is not specific enough today because we are not here to guide on the combined company. We are just here to give you the type of advantages of such a combination, which is basically on the gross margin side to gain some purchasing power and negotiation power vis-a-vis the customer.
________________________________________________________________________________

SERGE TCHURUK - ALCATEL - CHAIRMAN, CEO

If I may add, I [still] think the most powerful product architecture available in the two companies to mechanically increase the margins.
________________________________________________________________________________

OPERATOR

Mark Sue, RBC Capital Markets.
________________________________________________________________________________

MARK SUE - RBC CAPITAL MARKETS - ANALYST

Is there a term limit for your position or will you be given the flexibility to execute under the guidance of the Board? And have you decided on the final COO and CFO positions, and are there term limits for these positions?
________________________________________________________________________________

PAT RUSSO - LUCENT TECHNOLOGIES - CHAIRMAN, CEO


I'm sorry -- I didn't hear the first part of the question.
________________________________________________________________________________

MARK SUE - RBC CAPITAL  MARKETS - ANALYST

Is there a term limit for the CEO position at the moment, or do you think you'll be given the flexibility to execute?
________________________________________________________________________________

PAT RUSSO - LUCENT  TECHNOLOGIES - CHAIRMAN, CEO

A term limit. No, I will be negotiating an employment agreement, as you would expect, for this new position with the combined company and with the Board, as appropriate. And when in fact that is concluded, I'm sure it will be disclosed publicly.

And then the second part of the question was--?
________________________________________________________________________________

MARK SUE - RBC CAPITAL  MARKETS - ANALYST

COO and CFO.
________________________________________________________________________________

PAT RUSSO - LUCENT TECHNOLOGIES - CHAIRMAN, CEO

COO and CFO.
________________________________________________________________________________

MARK SUE - RBC CAPITAL MARKETS - ANALYST

For the combined  entity.
________________________________________________________________________________

PAT RUSSO - LUCENT TECHNOLOGIES - CHAIRMAN, CEO

I believe we put in the press release today that Mike Quigley is assuming the role of Chief Operating Officer and Jean-Pascal Beaufret is assuming the role as
Chief      Financial       Officer      for      the      combined      company.
________________________________________________________________________________

MARK SUE - RBC CAPITAL  MARKETS - ANALYST

Yes, and is that just for a specific time frame or are they also under employment negotiations?
________________________________________________________________________________

PAT RUSSO - LUCENT TECHNOLOGIES - CHAIRMAN, CEO

There is no stated time frame at this point in time. Those are responsibilities we expect to carry forward, and if we end up with some kind of employment agreement, then we will make that known.
________________________________________________________________________________

MARK SUE - RBC  CAPITAL MARKETS - ANALYST

Okay.  Well, thank you and good luck, everybody.
________________________________________________________________________________

PAT RUSSO - LUCENT TECHNOLOGIES - CHAIRMAN, CEO

Thank you.
________________________________________________________________________________

OPERATOR

Sandeep  Malhotra, Merrill Lynch.
________________________________________________________________________________

SANDEEP MALHOTRA - MERRILL LYNCH - ANALYST

Thank you. I wanted some clarification on the combined company's position in 3G UMTS. Could you please comment separately on the strength that Lucent and Alcatel bring to the table, and also talk about how the two platforms will be rationalized into one platform going forward?
________________________________________________________________________________

MICHAEL QUIGLEY - ALCATEL - COO

Would you like me to take that one, Pat?
________________________________________________________________________________

PAT RUSSO - LUCENT TECHNOLOGIES - CHAIRMAN, CEO

Let me start, and I think it will probably be a combination of both of us, and Frank is here with me as well. A couple of comments. First of all, as you all know, the third generation technology platform is a spread spectrum technology. Lucent is the global leader in CDMA, which is the same technology base, if you will, as 3G.

And so we, Lucent, start from a place of tremendous depth and breadth around 3G technologies in general, and we have worked to leverage that with respect to technology deployment and platform deployment around UMTS or wideband CDMA. We have announced two agreements publicly, one being 02 in the UK; and as well, a very large contract with Cingular here in the United States, for their UMTS deployment.

I will let Mike comment on the positioning that Alcatel [currently] has, and then we will come back and let Frank and Mike comment on the work the teams have done with respect to how we see this going forward.
________________________________________________________________________________

MICHAEL  QUIGLEY - ALCATEL - COO

Well, if I perhaps just could start off by saying that one of the clear advantages, if you think about it, of the two companies coming together is just the magnitude of the strength we bring in the R&D. I mean, we really have now huge scalability in our R&D investment. So we have big capacity to pump R&D into this.

Just complementing what Pat has said, on the Alcatel side, we have a very strong 2G footprint, which complements what we see with Lucent, obviously, in CDMA. And let's not forget also, as we move toward UMTS wideband CDMA, the expertise that Lucent's technology brings in CDMA can be a big asset.

We've got a lot of assets we've talked about as well in terms of software defined radios. We've got, I think, over 50 networks which are 3G ready today in Alcatel. So when you add the two capacities of the two companies together, I think it is quite formidable.
________________________________________________________________________________

FRANK D'AMELIO - LUCENT  TECHNOLOGIES - COO

The only thing I would add, because Pat and Mike really covered most of it, is just two comments here. One is the combined embedded base, from both a CDMA and GSM perspective, coupled with the progress we've been making in UMTS, really creates just a huge embedded base and ongoing opportunity for the company. And then most importantly, we will make sure we do
________________________________________________________________________________
the things we need to do to continue to satisfy and delight our customers in this area and the other areas that we do business in.
________________________________________________________________________________

SANDEEP MALHOTRA - MERRILL LYNCH - ANALYST

If I could just ask a follow-on question related to cost synergies. The NPV number stated is US$12 billion, which is one-third of the combined market cap, $36 billion. And in response to earlier question, I think Pat mentioned that half the costs in the deal come from headcount reduction, which would imply an NPV of $6 billion from headcount reduction, whereas the actual headcount reduction mentioned in the presentation that was discussed is 10%. I'm trying to reconcile the two. Should we be expecting a higher number of layoffs than 10%?
________________________________________________________________________________

FRANK D'AMELIO - LUCENT TECHNOLOGIES - COO

No, you should not be expecting a higher level of layoffs than 10%. 10% is the correct figure. The impact around synergies from headcount reductions versus other aspects of the operations was given as a very round figure, that roughly half will come from headcount. It will tend to be skewed a little bit more toward headcount; it was just intended as a round number. The headcount number that we've given in terms of 10% reductions is accurate.
________________________________________________________________________________

SANDEEP MALHOTRA - MERRILL LYNCH - ANALYST

Thank you.
________________________________________________________________________________

OPERATOR

Paul Sagawa, Sanford Bernstein.
________________________________________________________________________________

PAUL SAGAWA - SANFORD BERNSTEIN - ANALYST

A quick one, and then one a little more philosophical in nature. The net loss carryforwards that Lucent has -- I think Alcatel has some too -- what are the mechanics of how those will get recognized in the combined company? Is there any change in that?

Second of all, if we think about the R&D that Mike has been talking about and the ability to officially afford a more comprehensive R&D program, levering against your revenue base, brings up generally speaking, just how much economies of scale there is in this business for those sort of things. So if you think about the major growth opportunities -- IPTV, IMS, 3G, routing and optical space -- what kind of marketshare does a company need to have in order to afford a competitive R&D program? Certainly your competitor in Canada has mentioned they think they need to get 20% marketshare in important markets in order to be viable.

Is that really a fundamental driver of needing to do this deal in order to get yourselves in every major category at that level? Against that, how many competitors do you think, long run, really can stay with a combined Alcatel and Lucent in these important technology arenas with this kind of an R&D program? I would imagine not many.
________________________________________________________________________________

JOHN KRITZMACHER - LUCENT TECHNOLOGIES - CFO

Let me take the matter with regard to NOLs and then I will hand off. With regard to net operating losses, both on Alcatel's ledger as well as on Lucent's, we expect that as we combine, we will, as we've indicated throughout today's presentation, be more profitable. The generation of those profits will improve our opportunity to utilize those NOLs that we are carrying. In particular, we carry large NOLs here in the U.S., and we expect to be more profitable here in the U.S.

And as we demonstrate that we can take advantage of those NOLs, we will write their value back onto our books and utilize them.
________________________________________________________________________________

PAT RUSSO - LUCENT TECHNOLOGIES - CHAIRMAN, CEO

Paul, let me just make a comment on the more philosophic part of your question, and then see if Serge or Mike have anything they want to add.

I think regardless of whether you come at this as what marketshare do you need or what market position do you need in a particular segment, I think at the most fundamental level, this is an industry where size and scale matter. And it matters increasingly when you think about the competitive nature of what is going on, the R&D intensity and the complexity of what it is that is happening with respect to networks, and the innovative necessity, if you will, to create differentiating offers.

And so what I think is really exciting about this combination and really back to Mike's point in responding to the question on UMTS, is the investment capacity and the R&D capacity that this combined company has will be unparalleled in the industry. And it will give us the capability not only to have the breadth of portfolio we need to deliver end-to-end solutions, but the flexibility to continue to innovate in the arenas that are going to matter with respect to creating new differentiation.

So as we looked at this, there is no question that this is an R&D intensive industry. Competition is increasing and size and scale really matter. So that is one of the compelling aspects of this combination, and I think it will make a huge difference for us in the marketplace.
________________________________________________________________________________

SERGE TCHURUK - ALCATEL - CHAIRMAN, CEO

If I can add one word to this. To a large extent, the product portfolio of Alcatel and Lucent is sort of overlapping -- not completely, but to a large extent. Adding up the two research teams and shrinking a bit, gives a lot more R&D power, actually, for a given unit of sales. And that is a basic rules of achieving economies of scale in R&D, by amortizing R&D on a much broader base -- that is what it is, actually.

Okay, so I think we have come to the end of this session, Pat, unless you want to say something else?
________________________________________________________________________________

PAT RUSSO - LUCENT TECHNOLOGIES - CHAIRMAN, CEO

No, Serge, I just want to thank everybody for joining us. Appreciate your interest and look forward to communicating with them more as we go forward.
________________________________________________________________________________

SERGE TCHURUK - ALCATEL - CHAIRMAN, CEO

Okay. Thank you all.
________________________________________________________________________________

OPERATOR

Thank you. Ladies and gentlemen, this conference will be available for replay after midnight -- it will be available for replay through midnight, April 16, 2006. You may access the replay service by dialing 1-800-475-6701 and entering
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                                                                              21

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS AND OTHER IMPORTANT INFORMATION
This transcript contains statements regarding the proposed transaction between Lucent and Alcatel, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Lucent and Alcatel's managements' future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent and Alcatel and the combined company, as well as Lucent's and Alcatel's and the combined company's future performance and the industries in which Lucent and Alcatel operate and the combined company will operate, in addition to managements' assumptions. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by Lucent and Alcatel; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our respective global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent's Form 10-K for the year ended September 30, 2005 and Alcatel's Form 20-F for the year ended December 31, 2005 as well as other filings by Lucent and Alcatel with the US Securities and Exchange Commission. Except as required under the US federal securities laws and the rules and regulations of the US Securities and Exchange Commission, Lucent and Alcatel disclaim any intention or obligation to update any forward-looking statements after the distribution of this transcript, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction, Alcatel and Lucent intend to file relevant materials with the Securities and Exchange Commission (the "SEC"), including the filing by Alcatel with the SEC of a Registration Statement on Form F-6 and a Registration Statement on Form F-4 (collectively, the "Registration Statements"), which will include a preliminary prospectus and related materials to register the Alcatel American Depositary Shares ("ADS"), as well as the Alcatel ordinary shares underlying such Alcatel ADSs, to be issued in exchange for Lucent common shares, and Lucent and Alcatel plan to file with the SEC and mail to their respective stockholders a Proxy Statement/Prospectus relating to the proposed transaction. The Registration Statements and the Proxy Statement/Prospectus will contain important information about Lucent, Alcatel, the transaction and related matters. Investors and security holders are urged to read the Registration Statements and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus and other documents filed with the SEC by Lucent and Alcatel through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus when they become available from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500 and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.
      Lucent and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Lucent's proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on or about January 3, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500.
      Alcatel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Alcatel's Form 20-F filed with the SEC on March 31, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.